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                                                                  EXHIBIT 10.142

                          SEVENTH AMENDMENT TO LEASE
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     This Seventh Amendment to Lease Agreement ("Seventh Amendment") is entered into as of the 18/th/ day of October, 2000 between SOFI IV-SPM Portfolio XI, L.L.C., a Delaware limited liability company ("Landlord") and MEADOW VALLEY CONTRACTORS, INC., a Nevada corporation ("Tenant").

                                   RECITALS
                                   --------

     Broadway Commerce Centre Limited Partnership, as landlord, and Tenant entered into that certain Lease Agreement dated May 16, 1995, as amended by the First Amendment to Lease dated June 22, 1995, the Second Amendment to Lease dated April 1, 1996, the Third Amendment to Lease dated April 15, 1996, the Fourth Amendment to Lease dated September 1, 1997, a Fifth Amendment to Lease dated December 15, 1997 between Landlord and Tenant, and a Sixth Amendment to Lease dated December 29, 1998 (collectively the "Lease"), covering the office space located at 4411 S. 40th Street and 4001 East Broadway Road, Suites D-8, D-10, D-11 consisting of approximately 2,093, 1,177 and 5,010 rentable square feet, respectively (the "Premises"). Landlord is successor-in-interest to Broadway Commerce Centre Limited Partnership under the Lease.

     Subsequent to execution of the Sixth Amendment to Lease, Landlord and Tenant relocated Tenant's storage space from Suite B-11B to Suite B-13A, consisting of approximately 659 rentable square feet.

     Landlord and Tenant wish to extend the term of the Lease and to make other amendments to the Lease.

     Landlord and Tenant agree the Lease is amended as follows:

                                   AGREEMENT
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     1.   Effective Date. The effective date of the Lease amendments set forth
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herein is January 1, 2001 (the "Effective Date").

     2.   Defined Terms. Capitalized terms used but not defined herein shall
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have the meanings ascribed to them in the Lease.

     3.   Extended Lease Term. The term of the Lease will be extended through
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December 31, 2003 (the "3/rd/ Extended Term"). The 3/rd/ Extended Term will be deemed to commence on the Effective Date and will be on the same terms and conditions as the Lease, except as otherwise provided in this Seventh Amendment. During the 3rd Extended Term, all references in the Lease to the "Lease term" or to the "term" will mean the 3/rd/ Extended Term.

     4.   Designation and Size of Premises and Storage. From and after the
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Effective Date, for all purposes under the Lease, the Premises will be known as
Suite D-11, consisting of 8,280 rentable square feet, and the Storage space will be known as Suite B-13A consisting of 659 rentable square feet.

     5.   Rent For Premises. During the 3/rd/ Extended Term, Tenant's monthly
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base rent for the Premises will be as follows:

          1/1/01 - 12/31/01      $8,280.00      (@ $1.00/r.s.f.)
          1/1/02 - 12/31/02      $8,694.00      (@ $1.05/r.s.f.)
          1/1/03 - 12/31/03      $9.108.00      (@ $1.10/r.s.f.)

These amounts do not include Rental Taxes, Tenant's share of Taxes and Costs of Operating and Maintaining the Property, storage charges or any other sums payable to Landlord under the Lease, all of which sums will remain payable during the 3/rd/ Extended Term.

     5.   Storage Rental. During the 3/rd/ Extended Term, Tenant shall lease
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Suite B-13A as Storage space at $350.00, per month, plus rental taxes thereon.
As of the Effective Date, Section 3.2 of the Lease shall not apply to the Storage space.

     6.   Security Deposit. Tenant currently has deposited with Landlord a
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Security Deposit in the amount of $5,731.14. Upon execution of this Seventh
Amendment, Tenant
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will increase the Security Deposit by $2,268.86 for a total Security Deposit in the amount of $8,000.00.

     7.   Improvements. Following full execution of this Seventh Amendment and
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at a time convenient to Tenant during the 3rd Extended Term, Landlord will, at
Landlord's expense, repaint the walls and install new carpet (building standard) throughout the Premises.

     8.   Early Termination. Notwithstanding anything to the contrary in the
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Lease, provided Tenant is not in default under the Lease, Landlord agrees to provide Tenant the option to terminate this Lease effective as of 12/31/02, subject to the following terms and conditions:

          a. Tenant gives Landlord ninety (90) day prior written notice of Tenant's intent to terminate pursuant to this Section 8; and

          b. Tenant surrenders the Premises pursuant to Article 21 of the Lease.

From and after such time as Tenant gives notice of its intent to terminate under this Section 8, Landlord shall have the right to show the Premises to prospective tenants, with reasonable notice to Tenant.

     9.   Remaining Lease Terms. Except as expressly amended by this Seventh
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Amendment, all the terms, covenants and conditions of the Lease remain in full force and effect. In the event of any conflict between the provisions of the Lease and this Seventh Amendment, this Seventh Amendment will control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Seventh Amendment as of the date written above.

"LANDLORD"                               "TENANT"

SOFI IV-SPM PORTFOLIO XI, L.L.C.,        MEADOW VALLEY CONTRACTORS, INC.,
a Delaware limited liability company     a Nevada corporation

By:  Scottsdale Property Management 97,  By:  /s/ Kenneth D. Nelson
                                              -----------------------
     L.L.C.,                                    Its: Vice President
                                                     ----------------
     Its Agent
                                         Notice Address:
     By: /s/ [ILLEGIBLE]^^          P.O. Box 60726
         -----------------------         ________________________(street addr)
          Authorized Signatory           Phoenix, Arizona 85082
                                         ATTN: Ken Nelson